UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2016

Date of Report (Date of earliest event reported)

NOVUS ROBOTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7669 Kimbal Street Mississauga, Ontario Canada	L5S 1A7
(Address of principal executive offices)	(Zip Code)

(905) 672-7669

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01. Entry Into a Material Definitive Agreement

This Amendment to Current Report on Form 8-K is being made to reflect a change in the issuance of shares to Berardino Paolucci and Drasko Karanovic based upon certain analysis by the Board of Directors.

On Februayr 25, 2016, the Board of Directors of Novus Robotics Inc., a Nevada corporation (the “Company”) authorized the execution of that technology purchase agreement dated February 25, 2016 (the “Technology Purchase Agreement”) among the Company and Berardino Paolucci, the President/CEO and a member of the Board of Directors, and Drasko Karanovic, a member of the Board of Directors (collectively, the “Sellers”). The Sellers had previously researched, created and developed medical robotics technology, which deals with the design, construction and operation of robots in automation for medical and surgical purposes (“Medical Robotic Technology”).

In accordance with the terms and provisions of the Technology Purchase Agreement, the Company acquired all of the Sellers’ right, title and interest in and to certain assets as follows (the “Assets”):

(a) All plans, specifications, drawings, concepts, designs, prototypes, techniques, tools, diagrams, outlines, descriptions, information, data, engineering studies and reports, test results, models, manufacturing processes and flowcharts;

(b) All raw materials, supplies, work in progress, finished product and lists of suppliers;

(c) All software programs and software code relating thereto, if any and all copies and tangible embodiments of the software programs and software code (in source and object code form), together with all documentation related to such programs and code;

(d) All intellectual property rights including, but not limited to, future patent applications, patents, trademarks, trade names, copyrights, exercisable or available in any jurisdiction of the world, and the exclusive right for Purchaser to hold itself out to be the successor to the Medical Robotic Technology business of Sellers;

(e) All licenses to the Assets and properties of third parties (including licenses with respect to intellectual property rights owned by third parties);

(f) Claims, causes of actions, royalty rights, deposits, and rights and claims to refunds (including tax refunds) and adjustments of any kind (including rights to set-off and recoupment), and insurance proceeds;

(g) All Internet domain names and registrations that are held or owned by Sellers which relate or refer to the business or Assets;

(h) All franchises, permits, licenses, agreements, waivers, and authorizations from, issued, or granted by any governmental authority; and

(i) Copies of marketing and sales information, including potential pricing and customer lists.

In further accordance with the terms and provisions of the Technology Purchase Agreement, the Company issued to each of Messrs. Paolucci and Karanovic 500,000 shares of its Series B Preferred Stock and 24,500,000 shares of restricted common stock. See “Item 3.02 Unregistered Sales of Equity Securities” below.

The Sellers each represented and confirmed that Berardino Paolucci is the Chief Executive Officer/President and a member of the Board of Directors and Drasko Karanovic is a member of the Board of Directors of the Company, that both Berardino Paolucci and Drasko Karanovic acknowledged and confirmed their fiduciary duties as such, and that Berardino Paolucci and Drasko Karanovic and the Company have negotiated in good faith with the best interests of the shareholders of the Company in consideration of the transaction.

SECTION 3. SECURITIES AND TRADING MATTERS

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On March 15, 2016 and in accordance with the terms and provisions of the Technology Purchase Agreement, the Board of Directors of the Company authorized the issuance of an aggregate 500,000 shares of its Series B preferred stock and 24,500,000 shares of restricted common stock to each of Berardino Paolucci, its President/Chief Executive Officer, and Drasko Karanovic.

The shares were valued at par and issued in a private transaction to the two non-United States residents in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”). None of the shares have been registered under the Securities Act or under any state securities laws and, therefore, may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.

Beneficial Ownership Table

The following tables set forth information as of March 15, 2016 regarding the beneficial ownership of the Company’s stock: (a) each stockholder who is known by the Company to own beneficially in excess of 5% of our outstanding common stock; (b) each director known to hold common or preferred stock; (c) the Company’s chief executive officer; and (d) the executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership of common stock is based upon 50,371,233 shares of common stock and 1,000,000 shares of Series B preferred stock issued and outstanding as of March 15, 2016.

		NUMBER OF SHARES		PERCENT OF SHARES
NAME AND ADDRESS OF	TITLE	BENEFICIALLY		BENEFICIALLY
BENEFICIAL OWNER	OF CLASS	OWNED		OWNED

Berardino Paolucci	Common	24,672,541	(1)	48.98%
7669 Kimbal Street	Preferred	500,000		50%
Mississauga, Ontario Canada L5S 1A7

Drasko Karanovic	Common	24,547,200	(2)	48.73%
7669 Kimbal Street	Preferred	500,000		50%
Mississauga, Ontario Canada L5S 1A7

Beth Carey 7669 Kimbal Street Mississauga, Ontario	Common	-0-		0%
Canada L5S 1A7	Preferred	-0-		0%

All executive officers	Common	49,219,741		97.71%
and directors as a group (3 person)	Preferred	1,000,000		100%

(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Current Report. Figure takes into consideration the reverse stock split of 300 to 1.

Series B Preferred Stock.

The following is a summary of the material rights and restrictions associated with the Company’s Series B Preferred Stock. This description does not purport to be a complete description of all of the rights of its stockholders and is subject to, and qualified in its entirety by, the provisions of our Certificate of Designation relating to its shares of Series B Preferred Stock.

The Series B Preferred Stock shall vote or act by written consent together with the common stock and not as a separate class. Each share of Series B Preferred Stock shall have that number of votes equal to five thousand (5,000) shares of common stock at any special or annual meeting of the stockholders of the Company and in any act by written consent in lieu of any special or annual meeting of the stockholders of the Company. In the case the Company shall at any time subdivide (by any share split, share dividend or otherwise) its outstanding shares of common stock into a greater number of shares, the number of shares of common stock of which are equal in voting power to each share of Series B Preferred Stock, as in effect immediately prior to such subdivision, shall be proportionately increased and, conversely, in case the outstanding common stock shall be combined into a smaller number of shares, the number of shares of common stock of which are equal in voting power to each share of Series B Preferred Stock, as in effect immediately prior to such combination, shall be proportionately reduced.

So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, voting as a separate class, change or modify the rights, preferences or other terms of the Series B Preferred Stock, or increase or decrease the number of authorized shares of Series B Preferred Stock

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Technology Purchase Agreement dated February 25, 2016 among Novus Robics Inc., Berardino Paolucci and Drasko Karanovic.*

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVUS ROBOTICS INC.

	By:	/s/ Berardino Paolucci
DATE: March 17, 2016	Name:	Berardino Paolucci
	Title:	President/Chief Executive Officer